UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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Video Display Corporation

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PROPOSAL ONE ELECTION OF DIRECTORS
OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
COMMON STOCK OWNERSHIP
EXECUTIVE OFFICERS
TRANSACTIONS WITH AFFILIATES
EXECUTIVE COMPENSATION AND OTHER BENEFITS
COMPENSATION PURSUANT TO PLANS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

VIDEO DISPLAY CORPORATION
1868 Tucker Industrial Road
Tucker, Georgia 30084
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 27, 2010
To Our Shareholders:
     The Annual Meeting of Shareholders of Video Display Corporation (the “Company”) will be held on Friday, August 27, 2010, at 9:00 a.m., local time, at the Smoke Rise Golf and Country Club, 4900 Chedworth Drive, Stone Mountain, Georgia, for the following purposes:
1.	To elect five Directors to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any reconvened meeting following any adjournment thereof.
          Only shareholders of record at the close of business on July 30, 2010, will be entitled to receive notice of, and to vote at the, meeting. The transfer books will not be closed. A complete list of the shareholders entitled to vote at the meeting will be available for inspection by shareholders at the offices of the Company immediately prior to the meeting.
          The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at any reconvened meeting following such adjournment.
          Whether or not you plan to be present at the meeting, please complete, date and sign the enclosed proxy and return it promptly. Shareholders who are present at the meeting may revoke their proxy and vote in person if they so desire.

By Order of the Board of Directors,

Norma J. Mann
Secretary
Tucker, Georgia
July 30, 2010

VIDEO DISPLAY CORPORATION
1868 Tucker Industrial Road
Tucker, Georgia 30084
PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
to be held on August 27, 2010
Information Concerning the Solicitation
     This Proxy Statement is furnished to the shareholders by the Board of Directors of Video Display Corporation, 1868 Tucker Industrial Road, Tucker, Georgia 30084 (the “Company”), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders on Friday, August 27, 2010, at 9:00 a.m. and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Meeting”). The Company’s 2010 Annual Report on Form 10-K, including financial statements for the year ended February 28, 2010, accompanies this Proxy Statement and is first being mailed to shareholders on or about August 4, 2010.
     If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with its terms. If no choices are specified, the proxy will be voted:
     FOR – Election of Ronald D. Ordway, Murray Fox, Peter Frend, Carolyn C. Howard and Carlton Sawyer as Directors to serve until the next Annual Meeting of Shareholders.
     In addition, a properly executed and returned proxy card gives the authority to vote in accordance with the proxy-holders’ best judgment on such other business as may properly come before the meeting or any adjournment thereof. The proxy, given pursuant to this solicitation, is revocable at any time before it is exercised, by filing a revoking instrument, a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Meeting and voting in person.
     Each shareholder is entitled to one vote on each proposal per share of Common Stock held as of the record date. A majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. The vote required for the election of directors is a majority of the votes cast by the shares represented at the meeting and entitled to vote, provided a quorum is present. Consequently, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal for the election of directors has received the requisite number of base votes for approval. Thus, with respect to the proposal for the election of directors, an abstention or broker non-vote will have no effect.
     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers, directors and employees may, without compensation, solicit proxies by telephone and personal interview. The Company may reimburse brokerage firms and others for reasonable expenses incurred in forwarding solicitation material to the beneficial owners of the Company’s Common Stock.
Shareholders’ Proposals for Next Annual Meeting
     For inclusion in the Proxy Statement and form of proxy for the next annual meeting, shareholder proposals consistent with Rule 14a-8(e) promulgated under the Securities Exchange Act of 1934 must be received by our Secretary at our principal business office on or before March 23, 2011. In order for a shareholder proposal made outside the requirements of Rule 14a-8(e) to be “timely” for the purposes of Rule 14a-4(c), such proposal must be received by our Secretary no later than July 6, 2011.
Outstanding Voting Securities
     The Company has one class of Common Stock, no par value (“Common Stock”), of which 8,371,721 shares were issued and outstanding on June 25, 2010. Each outstanding share is entitled to one vote. The Company also has a class of preferred stock authorized, no shares of which are issued and outstanding at the present time. The Board has fixed the close of business on July 30, 2010, as the record date for determining the holders of Common Stock entitled to vote at the Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS
     Five Directors will be elected at the Meeting, each to serve until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified. The persons named in the accompanying Proxy intend to vote the proxies, if authorized, for the election as directors of the five persons named below as nominees.
     If, prior to the Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.
     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL ONE, THE ELECTION OF THESE FIVE NOMINEES AS DIRECTORS.
     The directors, their ages, their principal occupations for at least the past five years, other public company directorships held by them and the year each was first elected as a director of the Company are set forth below.

		Present Position with the	First Year Serving
Name	Age	Company	on Board
Ronald D. Ordway	68	Chairman of the Board, Chief Executive Officer and Director	1975
Murray Fox	76	Division C.E.O. and Director	2008
Carlton Sawyer	81	Director	2009
Peter Frend (1)(2)(3)(4)	39	Director	2003
Carolyn C. Howard (1)(2)(3)(5)	47	Director	2001
(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) Member of Nominating & Governance Committee.
(4) Chairperson of Nominating & Governance Committee.
(5) Chairperson of Audit and Compensation Committees.
     Mr. Ordway is a founder of the Company and has served as Chairman of the Board, and Chief Executive Officer (“CEO”) since 1975.
     Mr. Fox has been President of the Company’s subsidiary Fox International since 2001.

     Mr. Sawyer was previously a Director of the Company last serving in 2004. Until 1988, he was Chairman and President of Display Components, Inc. a Massachusetts manufacturer of magnetic electron optical devices. Since 1988, Mr. Sawyer has acted as a consultant to various electronics companies.
     Mr. Frend is currently the Chief Operating Officer at Marketing Evolution, where he oversees all of the firm’s services and operations in executing work for a broad array of Fortune 500 clients. Mr. Frend was formerly a partner at Oliver Wyman, where he spent 16 years and was part of that firm’s Communications, Information & Entertainment practice. Over the course of his career, his work has spanned a broad range of industries, including information technology, telecommunications, media and entertainment, professional services and transportation. Mr. Frend holds a B.A. (magna cum laude) in economics from Princeton University.
     Ms. Howard has been employed since the late 1980s by Howard Interests, a venture capital firm, of which she is a cofounder and co-manager. She has owned and managed a personnel and staffing firm, held a position in banking with a focus on Fannie Mae/Freddie Mac lending. She has held positions with securities firms trading and covering institutional accounts and currently is a member of the Board of Directors of MDU Communications, traded on the OTC-BB. Ms. Howard has acted as CEO and COO of one of New Hampshire’s largest food service and bottled water companies, prior to selling it to Vermont Pure Springs, a publicly traded company.
     The Board of Directors has determined that Ms. Howard, Mr. Frend and Mr. Sawyer are qualified as independent Directors as defined by the NASDAQ listing standards.
     Three of the five directors were elected to their current term of office at the Company’s Annual Meeting of Shareholders on August 25, 2006. Murray Fox was appointed to his position of director in December 2008. Carlton Sawyer was appointed to his position of director in January 2009. The terms of office of our directors expire at the next Annual Meeting of Shareholders. The number of Directors of the Company to be elected at the Annual Meeting has been fixed at five.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
Directors’ Fees
     The Company’s policy is to pay to directors who are not also officers of the Company $1,000 per Board meeting attended, plus reimbursement of travel expenses. Additionally, the Company will issue to non-employee directors, Mr. Frend and Ms. Howard, options to purchase 6,000 shares and to Mr. Sawyer, 3,000 shares of the Company’s common stock at the market close price on the day of the Company’s annual meeting, subject to one year vesting requirements.
Board Meetings and Attendance
     The Board held 2 attended meetings and 5 meetings via telephone conference during the last fiscal year, with all actions by the Board subsequently ratified by execution of consent resolutions by each member of the Board. During fiscal year 2010, all of the Directors attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which they served. Although the Company does not have a policy with regard to Board members’ attendance at the Company’s annual meetings of stockholders, all of the directors are encouraged to attend such meetings. All of our directors, with the exception of Mr. Fox were in attendance at our 2009 Annual Meeting of Stockholders.
Code of Business Conduct and Ethics
     The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees of the Company, including its Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics is available on the Company’s website at www.videodisplay.com.
Shareholder Communications with the Board
     Shareholders may contact the Board or any of the individual Directors by writing to them c/o Secretary of the Company, Video Display Corporation, 1868 Tucker Industrial Road, Tucker, Georgia 30084. Inquiries sent by mail may be sorted and summarized by the Secretary before they are forwarded to the addressee.
Standing Committees of the Board
Audit Committee
     The Audit Committee is comprised of Carolyn C. Howard (Chairperson) and Peter Frend. The Committee held seven meetings during fiscal 2010. As required by currently applicable listing requirements of NASDAQ, all members are independent. The Board of Directors has determined that Peter Frend is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission and NASDAQ. The Committee has a charter, referred to as the “Audit Committee Charter” posted on the Investor Relations section of the Company’s website (www.videodisplay.com). See “Report of the Audit Committee” herein.
Compensation Committee
     The Compensation Committee is comprised of Carolyn C. Howard (Chairperson) and Peter Frend. The Compensation Committee held three meetings during fiscal 2010. The Compensation Committee administers the Company’s Employee Stock Option Plan and also makes recommendations to the Board with respect to the compensation paid to the Chief Executive Officer and other Corporate Officers. The Committee has a charter, referred to as the “Compensation Committee Charter” posted on the Investor Relations section of the Company’s website (www.videodisplay.com). See “Report of the Compensation Committee” herein.
Nominating and Governance Committee
     The Nominating and Governance Committee is comprised of Peter Frend (Chairman) and Carolyn C. Howard. The Nominating and Governance Committee held three meetings during fiscal 2010. The duties of the Nominating and Governance Committee include proposing a slate of Directors for election by the shareholders at each Annual Meeting and proposing candidates to fill vacancies on the Board. The Committee has a charter, referred to as the “Corporate Governance Guidelines” posted on the Investor Relations section of the Company’s website (www.videodisplay.com). When appropriate, the Nominating and Governance Committee will conduct research to identify suitable candidates for Board membership, and seeks individuals who could be expected to make a substantial contribution to the Company. It will consider candidates proposed by shareholders. Candidates should be considered able and willing to represent the interests of all shareholders and not those of a special interest group. Any shareholder wishing to propose a candidate for consideration should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company.

COMMON STOCK OWNERSHIP
     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of June 25, 2010 with respect to (i) those persons known by the Company to own more than 5% of the outstanding Common Stock of the Company; (ii) each director of the Company; (iii) each executive officer listed in the Summary Compensation Table who is not a director; and (iv) the beneficial ownership of all directors and executive officers as a group. The percentage of beneficial ownership is based on 8,371,721 shares of our common stock outstanding as of June 25, 2010 plus stock options exercisable within 60 days held by the particular person or group. Our only voting security is our common stock. Except as indicated in the footnotes to this table, the persons named have sole voting and investment power over the shares owned by them.

Name and Address of Beneficial Owner	Number of Shares(a)		Percent of Class
Ronald D. Ordway Tucker, Georgia 30084	3,107,062	(b)	36.0%
Jonathan R. Ordway Tucker, Georgia 30084	2,452,663		31.5%
Murray Fox Bainbridge, OH 44146	12,000		—	%(c)
Carolyn C. Howard Jaffrey Center, New Hampshire	273,900	(d)	3.3%
David Heiden Tucker, Ga. 30084	45,984	(e)	__	%(c)

All Executive Officers and Directors as a group (6 persons)	3,345,813	(f)	40.0%

(a)	Information relating to beneficial ownership of Common Stock is based upon information furnished by each five percent shareholder, director and executive officer using “beneficial ownership” concepts set forth in rules promulgated by the Securities and Exchange Commission under Section 13(d) of the Securities Exchange Act of 1934. Except as indicated in other footnotes to this table, each person possessed sole voting and investment power with respect to all shares set forth by his name.

(b)	Includes 480,000 shares owned by Karen W. Ordway, wife of Ronald D. Ordway, as to which Mr. Ordway shares voting and investing power.

(c)	Less than one percent.

(d)	Includes 12,000 shares subject to exercisable stock options.

(e)	Includes 20,000 shares subject to exercisable stock options.

(f)	Includes 32,000 shares subject to exercisable stock options.

EXECUTIVE OFFICERS
     The following table identifies all persons who served as executive officers and divisional officers of the Company at any time during fiscal year 2010, along with certain information including their ages and positions with the Company:

Name	Age	Present Position with the Company	Officer Since
		Corporate Officers
Ronald D. Ordway	68	Chairman of the Board,	1975
		Chief Executive Officer and Director
David Heiden	63	President	2007
Gregory L. Osborn	52	Chief Financial Officer	2007

		Divisional Officers
Michael Allen	49	President of Z-Axis, Inc.
Murray Fox	76	Chief Executive Officer of Fox International, Ltd., Inc.
William Frohoff	57	President of Lexel Imaging Systems, Inc.
Arthur V. Mengel	47	President of Aydin Displays, Inc.
Arthur Mengel	75	President of Teltron Technologies, Inc.
Marcial Vidal	58	President of VDC Display Systems
     All of the executive officers of the Company have served as officers and/or have been employed by the Company for at least the last five years except for Gregory L. Osborn, Chief Financial Officer who joined the Company on June 4, 2007. Mr. Osborn was previously in the mattress manufacturing and retail industries for 15 years serving in various capacities including controller and Chief Financial Officer until he joined Video Display Corporation. Each executive officer is elected by the Board, or by the Board of Directors of a subsidiary of the Company, and serves at the pleasure of such Board until his successor has been elected and has qualified, or until his earlier death, resignation, removal, retirement or disqualification.

TRANSACTIONS WITH AFFILIATES
     During fiscal year 2010, the Company leased certain warehouse space from the Chief Executive Officer, Ronald D. Ordway, under net operating leases with the terms described below. Rent expense under these leases totaled approximately $314,000 and $314,000 in fiscal 2010 and 2009, respectively:

		Annual Base
Facility	Lessor	Rent	Expiration of Lease
Corporate Headquarters, Warehouse	Ronald D. Ordway	$194,000	October 31, 2018
Tucker, Georgia

Warehouse,	Ronald D. Ordway	$120,000	May 31, 2018
Stone Mountain, Georgia
     The Board believes that the terms of the leases are reasonable and in the best interest of the Company. The Audit Committee has reviewed each of these leases and has determined that the terms of these leases are fair to the Company.
Officers and Shareholders
     In June 2006, The Company repaid all amounts borrowed under previous loan agreements with the Chief Executive Officer, Ronald D Ordway, and entered into a new loan agreement in which Mr. Ordway loaned the Company $6,000,000 as part of a refinancing of the Company’s debt with a new banking relationship with RBC Centura and Regions Bank. The terms of the Note Agreement call for the Company to make monthly payments of $33,333 plus interest at a rate of bank prime plus one percent. During fiscal 2010, Mr. Ordway loaned the Company an additional $1,166,570 and the Company made principal payments of $522,500 to Mr. Ordwayleaving a balance of approximately $2.8 million. The note is secured by a general lien on all assets of the Company, subordinate to the liens held by RBC Bank.
     During fiscal 2005, Murray Fox loaned the Company a net total of $195,000. Principal payments of $218,000 were made in fiscal 2006, while an additional $171,000 was borrowed during the fiscal year, resulting in a balance of $148,000 at February 28, 2006. Principal payments of $71,000 were made in fiscal 2007, while an additional $220,000 was borrowed during the fiscal year, resulting in a balance of $296,000 at February 28, 2007. Principal payments of $73,000 were made in fiscal 2010 resulting in an ending balance of $116,000. These borrowings bear interest at 8%.
     The Audit Committee has reviewed each of these loans and financings and has determined that their terms are fair to the Company.

EXECUTIVE COMPENSATION AND OTHER BENEFITS
Executive Compensation
     The following table sets forth, for the fiscal year ended February 28, 2010, the total compensation earned by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers who were serving as executive officers as of February 28, 2010 (collectively referred to as the “named executive officers”).
Summary Compensation Table

						Change in Pension
						Value and
					Non-Equity	Nonqualified
				Stock	Incentive Plan	Deferred	All Other
Name and		Salary	Bonus	Award	Compensation	Compensation	Compensation
Principal Position	Year	($) (2)	($)	($)	($)	Earnings ($)	($) (1)	Total ($)
Ronald D. Ordway	2010	160,000	—	—	—	—	—	160,000
Chairman of the Board,	2009	194,615	—	—	—	—	—	194,615
and Director	2008	174,615	—	—	—	—	2,355	176,970
Marcial Vidal	2010	126,000	—	—	—	—	—	126,000
Division President	2009	141,346	49,192	—	—	—	—	190,538
	2008	136,712	—	—	—	—	1,894	107,894
Gregory L. Osborn	2010	125,000	—	—	—	—	—	125,000
Chief Financial Officer	2009	125,000	—	—	—	—	—	125,000
	2008	83,846	—	—	—	—	626	84,472
David A Heiden	2010	120,000	—	—	—	—	—	120,000
President	2009	148,846	—	—	—	—	—	148,846
	2008	135,364	—	—	—	—	1,588	136,952
Murray Fox	2010	119,120	—	—	—	—	—	156,709
CEO Fox Intl. Ltd. and	2009	142,123	—	—	—	—	—	142,123
Director	2008	154,846	—	—	—	—	1,863	156,709

(1)	Amounts of “All Other Compensation” reflect Company matching contributions pursuant to the Company’s 401(k) Retirement Plan (a qualified salary deferral plan under Section 401(k) of the Internal Revenue Code). All named executive officers are covered by the company’s health insurance plan, which does not discriminate in scope, terms or operation, in favor of named executive officers or directors and is generally available to all salaried employees. As a result, the information regarding health insurance premiums paid to the named executive officers has been omitted from the Summary Compensation Table.

(2)	Amounts represent all pre-tax salaries and include any amounts earned but deferred under the company’s 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Equity
Incentive Plan
Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date
Gregory L. Osborn	—	35,000	—	$7.71	06/04/2017
David A Heiden	20,000	—	—	$3.25	7/30/2010
Option Exercises in 2010
     The following table sets forth information regarding all exercises of stock options by the named executive officers during the 2010 fiscal year.

Option Awards
Number of
Shares
	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)
None	—	$—
Compensation Committee Interlocks and Insider Participation
     Carolyn C. Howard and Peter Frend served as members of the Compensation Committee of the Board of Directors during fiscal 2010. These individuals are not, and were not during the 2010 fiscal year, officers or employees of the Company, nor do they have, and did not have during the 2010 fiscal year, any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations.

Compensation Discussion and Analysis
Overview and Philosophy The Compensation Committee currently consists of two independent directors, Ms. Carolyn Howard, Chairperson, and Mr. Peter Frend. The roles and responsibilities of the Committee are set forth in a written charter adopted by the Board of Directors. This charter is available from the Company upon request. The Committee reviews and approves the Company’s executive and director compensation policies annually, administers the Company’s Employee Stock Option Plan and makes recommendations to the Board regarding the compensation of the Chief Executive Officer and other Corporate Officers.
     The Committee’s policy, which applies to the Chief Executive Officer and to all other executive officers and directors, is to ensure that Video Display Corporation provides a balanced and competitive compensation package that takes into account its specific needs and circumstances, while maintaining compensation levels comparable to industry standards.
Components of Executive Compensation
     The company sponsors a 401(k) retirement savings plan which covers its full-time employees who have been employed by the company for at least one (1) year. Eligible employees may elect to contribute a percentage of their compensation to the 401(k) plan, subject to the maximum amount established annually under Section 401(k) of the Internal Revenue Code. The Company did not make a contribution in 2010 and 2009.
     Other than the agreements mentioned herein, we have no employment agreements with any of our named executive officers, nor do we have any compensatory plans or arrangements with respect to any named executive officers that results or will result from the resignation, retirement or any other termination of such executive officer’s employment with Video Display Corporation or from a change-in-control of Video Display Corporation or a change in the named executive officer’s responsibilities following a change-in-control wherein the amount involved, including all periodic payments or installments, exceeds $100,000.
Compensation Committee Report on Executive Compensation
     The Compensation Committee has furnished the following report on Executive Compensation:
     In the fiscal year 2010, the Committee reviewed and considered its executive officers and director compensation packages. The Committee determined the compensation packages to be appropriate and in accordance with their aforementioned policy.

The Compensation Committee
Carolyn C. Howard, Chairperson
Peter Frend

Audit Committee Report
     This Report of the Audit Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.
To the Board of Directors:
     The following is the report of the Audit Committee of the Board of Directors of Video Display Corporation with respect to the Company’s audited financial statements for the fiscal year ended February 28, 2010.
     The Audit Committee operates under a written charter adopted by the Board. The members of the Committee are currently Carolyn Howard as Chairperson and Peter Frend. The Audit Committee directly appoints and evaluates the independent registered public accounting firm of the Company and pre-approves their services and compensation. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the PCAOB (US) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     In this context, the Audit Committee has held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the matters required to be discussed by Statements on Auditing Standards No. 61 (Communications with Audit Committees) and No. 90 (Audit Committee Communications) with the independent registered public accounting firm.
     The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accountants that firm’s independence.
     Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended February 28, 2010 filed with the Securities and Exchange Commission.
SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee
Carolyn C. Howard, Chairperson
Peter Frend

Audit Fees and All Other Fees
     The aggregate fees billed to the Company by its independent registered public accountants, Carr, Riggs & Ingram during fiscal 2010 and fiscal 2009 are summarized below.
     Audit Fees. Fees for audit services totaled approximately $275,000 in fiscal 2010 and approximately $278,900 in fiscal 2009 including fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.
     Audit Related Fees. There were no payments to the above mentioned firm for audit related services in fiscal 2010 or for fiscal 2009. Audit related fees primarily pertained to the audit of the Company’s 401(k) plan and consultation regarding tax preparation for which the Company engages the firm of Windham Brannon, P.C.
     Tax Fees. There were no fees for tax services, including tax compliance, tax advice and tax planning, in fiscal 2010 or 2009 paid to the above mentioned independent audit firm. The firm of Windham Brannon P.C. is engaged for tax preparation matters.
     All Other Fees. The Company’s independent accountants did not receive fees for other services not described above in fiscal 2010 or 2009.
     The Audit Committee retained the firm of Windham Brannon, P.C. for all tax services and the audit of the Company’s 401(k) plan in fiscal 2010 and fiscal 2009. The Audit Committee has determined that such services and fees are compatible with the independent status of such auditors. During fiscal 2010, Carr Riggs & Ingram did not utilize any lease personnel in connection with the audit.
     In accordance with the rules of NASDAQ and the SEC, the Audit Committee has the authority to pre-approve all independent audit engagement fees and terms and pre-approve all permitted non-audit engagements. All fiscal 2010 and 2009 services were pre-approved by the Audit Committee.

COMPENSATION PURSUANT TO PLANS
     In 1992, the Company adopted a 401(k) Retirement Plan that covers substantially all employees. Upon recommendation of the Compensation Committee, the Company did not contribute to the plan for the year ended February 28, 2010.
     The Company has established a stock option plan as a performance incentive program. The options may be granted to key employees at a price not less than fair market value at the time the options are granted and are exercisable beginning on the first anniversary of the grant for a period not to exceed ten years from date of grant. The following table provides information as of February 28, 2010 regarding compensation plans (including individual compensation arrangements) under which Common Stock of the Company is authorized for issuance.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon		future issuance under
	exercise	Weighted-average	equity compensation
	of outstanding	exercise price of	plans (excluding
	options, warrants	outstanding options,	securities reflected in
Stock Option Plan	and rights	warrants and rights	first column)
Equity compensation plans approved by security holders	93,000	$5.32	741,000
Equity compensation plans not approved by security holders	—	—	—
Total	93,000	$5.32	741,000
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 28, 2010, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board of Directors of the Company engaged Carr, Riggs & Ingram, Atlanta, Georgia, as independent accountants for the Company and its subsidiaries for each of the last four fiscal years ended February 28, 2010, February 28, 2009, February 29, 2008 and February 28, 2007.
     Carr Riggs & Ingram reports on the Company’s financial statements for the fiscal years ended February 28, 2010 and February 28, 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. For the fiscal years ended February 28, 2010 and February 28, 2009, there have been no disagreements between the Company and Carr Riggs & Ingram on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
     Accordingly, the Company’s management believes that the consolidated financial statements included in the Annual Report on Form 10-K for the period ended February 28, 2010, fairly present in all material respects the Company’s financial condition, results of operations and cash flows for the periods presented and that the Annual Report on Form 10-K does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report.
     A representative from Carr Riggs & Ingram will be present at the Meeting. This representative will have an opportunity to make a statement and will be available to respond to questions.
OTHER MATTERS
     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2010 TO EACH PERSON WHO IS A SHAREHOLDER OF THE COMPANY UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH ANNUAL REPORT. ALL SUCH REQUEST SHOULD BE SENT TO: CORPORATE SECRETARY (FORM 10-K REQUEST), VIDEO DISPLAY CORPORATION, 1868 TUCKER INDUSTRIAL ROAD, TUCKER, GEORGIA 30084.
     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for shareholder communications such as this proxy statement with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. We may deliver a single proxy statement to multiple shareholders sharing an address unless we have received contrary instructions from the affected shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered. Any such request should be directed to our Secretary at the address indicated on the first page of this proxy statement. If, at any time, you decide you wish to receive a separate copy of all future shareholder communications, or if you are receiving multiple copies of such shareholder communications and wish to receive only one, please notify us of your request at the address indicated on the first page of this proxy statement.
     As of the date of this Proxy Statement, the Board does not know of any business which will be presented for consideration at the Meeting other than that specified herein and in the Notice of Annual Meeting of shareholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.
Please SIGN, DATE and RETURN the enclosed Proxy promptly.
June 30, 2010

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — VIDEO DISPLAY CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS
ANNUAL MEETING FOR HOLDERS OF COMMON STOCK—AUGUST 27, 2010
The undersigned hereby constitutes and appoints R. D. Ordway and Murray Fox, or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of Shareholders of Video Display Corporation to be held at the Smoke Rise Golf and Country Club, 4900 Chedworth Drive, Stone Mountain, Georgia, on Friday, August 27, 2010, at 9:00 a.m. local time, and any adjournments thereof, and to vote all of the shares of Common Stock of said Corporation which the undersigned could vote, with all powers thereof the undersigned would possess if personally present at such meeting.
THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS SPECIFIED.
IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF NOMINEES.

VIDEO DISPLAY CORPORATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — Management recommends: a vote FOR all nominees.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

	01 - Ronald D.Ordway	☐	☐	☐	02 - Murray Fox	☐	☐	☐	03 - Peter Frend	☐	☐	☐
	04 - Carolyn Howard	☐	☐	☐	05- Carlton Sawyer	☐	☐	☐

2.	In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as the name appears on the left. If shares are jointly held, all joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print data below.	Signature 1 — Please keep signature within the box.	Signature 2— Please keep signature within the box.

/ /

1 U P X 0 2 6 2 6 2 2	+
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